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                                                                    EXHIBIT 99.1


                         FIRST COASTAL BANKSHARES, INC.

              SPECIAL MEETING OF STOCKHOLDERS, _____________, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _________________ and ___________________, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of First Coastal Bankshares, Inc. held of record by the undersigned on __________, 1999, at the Special Meeting of Stockholders to be held on
__________, 1999, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

 1. Adoption of the Agreement and Plan of Merger, dated as of October 28, 1998 (the "Agreement"), by and between Centura Banks, Inc. and First Coastal Bankshares, Inc.

        [ ] FOR                  [ ] AGAINST           [ ] ABSTAIN

 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.

    The undersigned acknowledges receipt from First Coastal Bankshares, Inc. prior to the execution of this Proxy of Notice of the Special Meeting and the related proxy statement-prospectus.

                DATED:  ________________, 1999


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                                                          Signature


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                                                Signature, if held jointly


                                           Please sign exactly as name appears
                                           on this Proxy Card.  When shares are
                                           held by joint tenants, both should
                                           sign.  When signing as
                                           attorney-in-fact, executor,
                                           administrator, personal
                                           representative, trustee or guardian,
                                           please give full title as such.  If
                                           a corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer.  If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person
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 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.